Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Amedica Corporation., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report for the quarter ended September 30, 2014 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2014	/S/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer

Date: November 6, 2014	/s/ Gordon G. Esplin
Gordon G. Esplin
Principal Accounting Officer